13,750,000 Shares of Common Stock

Palatin Technologies, Inc.
(a Delaware corporation)

Common Stock
Underwriting Agreement

February 12, 2007

Pacific Growth Equities,LLC
One Bush Street, Suite 1700
San Francisco, California 94104

Ladies and Gentlemen:

        Palatin Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Pacific Growth Equities, LLC (the “Underwriter”) 13,750,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offered Securities”).

    1.        Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section.

             (a)        A registration statement on Form S-3 (No. 333-132369) relating to the Offered Securities, including a form of prospectus (the “Initial Registration Statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and was declared effective on March 31, 2006 (the “Initial Registration Statement Effective Date”). As used in this Underwriting Agreement, “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) increasing the size of the offering contemplated hereby, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933, as amended (the “Act”), that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “Effective Date” of the Registration Statement relating to the Offered Securities, including a registration statement (if any) filed pursuant to Rule 462(b) increasing the size of the offering contemplated hereby. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. For purposes of this Underwriting Agreement, “Applicable Time” means 2:30 p.m. Pacific Standard Time on February 12, 2007.

             “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule

433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

             (b)        On the Initial Registration Statement Effectiveness Date, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (with respect to the Prospectus and any supplement or amendment thereto) not misleading. At the Applicable Time, the Registration Statement and the Statutory Prospectus will comply in all material respects with the requirements of the Act and the Rules and Regulations, and neither of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 11 hereof.

             (c)        The date of this Underwriting Agreement is not more than three years subsequent to the Initial Registration Statement Effective Date. If, immediately prior to the third anniversary of the Initial Registration Statement Effective Date, any of the Offered Securities remain unsold by the Underwriters, the Company, prior to that third anniversary will, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters, will use commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

             (d)        As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus at the Applicable Time and the information set forth in Schedule III, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished herein or in writing to the Company by the Underwriter specifically for use therein, it being understood and agreed that the information furnished by the Underwriter consists only of the information in Section 11 hereof.

             (e)        Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the information furnished by the Underwriters consists only of the information described in Section 11 hereto. The Company has complied with and will comply with Rule 433.

             (f)        The Company and RhoMed Incorporated (the “Subsidiary”) have been duly incorporated and are validly existing corporations in good standing under the laws of Delaware and New Mexico, respectively, with full power and authority (corporate and other) to own, lease and operate, as the case may be, their respective properties and conduct their respective businesses as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in New Jersey, which is the only jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company (“Material Adverse Effect”). The Company has not received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Neither the Company nor the Subsidiary is in violation of its charter or bylaws. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary. The Subsidiary is not actively conducting business.

             (g)        The Company has all requisite corporate power and authority to enter into this Underwriting Agreement and perform the transactions contemplated hereby. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in (A) any violation of the charter or bylaws of the Company or the Subsidiary or (B) a breach or violation of any of the material terms and provisions of, or constitute a default under any contract, agreement, license, understanding, indenture, mortgage, deed of trust, loan agreement, joint venture, lease (including without limitation any sale and leaseback arrangement) or bond, debenture, note or other evidence of indebtedness, to which the Company or the Subsidiary is a party or by or to which it or its properties (including without limitation all Company Intellectual Property (as defined in Section 1(v)) are or may be bound or subject (each, a “Contract”) or any law, order, ruling, rule, regulation, writ, assessment, injunction, judgment or decree of any government or governmental court, agency or body, domestic or foreign, having jurisdiction over the Company, the Subsidiary or over any of their respective properties (including without limitation all Company Intellectual Property) or Contracts (“Government Entity”) or by or to which they or such of their properties or Contracts are or may be bound or subject (each, a “Law”), except in the case of this clause (B), such defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any Government Entity is required for the execution and delivery of this Underwriting Agreement and the consummation by the Company of the transactions herein contemplated, except such consents (i) that will be obtained prior to the Closing Date (as defined in Section 2) and (ii) as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (if applicable), the Rules and Regulations, or under state or other securities or blue sky laws, the American Stock Exchange (the “AMEX”) or the National Association of

Securities Dealers, Inc. (the “NASD”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

             (h)        Except as disclosed in the General Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiary or, to the Company’s knowledge, to which any of their respective directors or officers is a party, or of which any of their respective properties (including without limitation all Company Intellectual Property) or any Contract is the subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would be reasonably likely to result in a decision, ruling, finding, judgment, decree, order or settlement having a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby. There are no Contracts of a character required to be described or referred to in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Prospectus by the Act, the Exchange Act or the Rules and Regulations which have not been accurately described in all material respects in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Statutory Prospectus at the Applicable Time, as applicable. The Contracts described in the General Disclosure Package are in full force and effect and are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) (A) has resulted or is reasonably likely to result in a breach, default, violation or waiver of any Contract or any provision thereof; (B) gives or is reasonably likely to give any party to any Contract the right to declare a breach, default or violation of, or exercise any remedy under such Contract; (C) gives or is reasonably likely to give any party to any Contract the right to cancel, terminate, modify or be excused from performance of any obligations under such Contract; or (D) has resulted or is reasonably likely to result in a violation of any Law or in imposition of any fines, penalties, damages, injunctions, prohibitions or other sanctions, except in the cases of clauses (A), (B) and (C), where such breaches, defaults, violations, waivers, remedies, cancellations, terminations, modifications, excuses or impositions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (i)        All outstanding shares of capital stock of the Company and the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company owns all of the outstanding shares of the Subsidiary. The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus at the Applicable Time and conforms in all material respects to the statements relating thereto contained in the General Disclosure Package (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Offered Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Underwriting Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Offered Securities or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived prior to the Closing Date (as defined in Section 2 below), and those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Offered Securities, except as may be required under state or other securities or blue sky laws, or the NASD. Except as disclosed in the General Disclosure Package and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Statutory Prospectus at the Applicable Time, the Company does not have outstanding any options to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, registration rights, convertible securities or obligations. The description of the Company’s stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the General Disclosure Package accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. All stock option awards granted by the Company have been appropriately authorized by the Board of Directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards.

             (j)        The Company meets the eligibility requirements for the use of Commission Form S-3 to register a primary offering of securities. When filed with the Commission, all of the Company’s Exchange Act reports incorporated by reference into the Statutory Prospectus at the Applicable Time conformed, to the extent applicable, in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

             (k)        KPMG LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus, are independent registered public accountants as required by the Act and the Rules and Regulations. Except as described in the General Disclosure Package and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, KPMG LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

             (l)        The financial statements of the Company, together with the related schedules and notes, included in or incorporated by reference in the Registration Statement and included in the General Disclosure Package: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus that are not included as required by the Act, the Exchange Act and/or the Rules and Regulations.

             (m)        Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been (i) any change, development or event that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company or either Subsidiary, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (n)        Except as set forth in the General Disclosure Package or as limited by agreements disclosed in the General Disclosure Package: (i) the Company (A) has good and marketable title to all properties and assets described in the General Disclosure Package as owned by it and (B) owns or possesses adequate licenses or other rights of use to all patents, patent applications (for the purpose of this sentence, a patent application shall be considered to be the patent that would issue from such patent application as currently pending), patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, domain names, copyrights and other information (collectively, “Intellectual Property”) that is necessary to conduct its business as it is or may in the future be conducted, as such business or potential future business is described in the General Disclosure Package, in the case of clauses (A) and (B) free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens (as defined below) or where any failure to have good and marketable title to such properties and assets, or own or possess such adequate licenses or other rights of use to such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the Company has valid and enforceable leases, including without limitation any leases that are the subject of any sale and leaseback arrangement, for all properties described in the General Disclosure Package as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Except as set forth in the General Disclosure Package, the Company owns or leases all such properties as are necessary to its operations as now conducted. A “Permitted Lien” shall mean (i) liens for taxes not yet due, (ii) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent and (iii) any liens that individually or in the aggregate are not material.

             (o)        The Company and the Subsidiary have timely filed all federal, state and foreign income and franchise tax returns required to be filed by the Company and the Subsidiary on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company or the Subsidiary that might reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the books of the Company.

             (p)        The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (q)        Except as described in the General Disclosure Package, the Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Section 121(B) of the Company Guide of the American Stock Exchange LLC (“AMEX “) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Section 121(B) of AMEX’s Company Guide. The Audit Committee has reviewed the adequacy of its charter within the past 12 months.

             (r)        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, except as set forth in the General Disclosure Package, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

             (s)        The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts reasonably believed to be adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the acts and omissions of directors and officers, real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that might not reasonably be expected to have a Material Adverse Effect.

             (t)        Neither the Company nor the Subsidiary has sustained since the date of the latest financial statements included in the General Disclosure Package any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package or other than any losses or interferences which might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (u)        No labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent.

             (v)        Neither the Company nor the Subsidiary has received any notice or has any knowledge of (i) any potential infringement or misappropriation by others of Intellectual Property that the Company or the Subsidiary owns or for which the Company or the Subsidiary possesses licenses or other rights of use (“Company Intellectual Property”), (ii) any Intellectual Property of others that conflicts or interferes with Company Intellectual Property or (iii) any infringement or misappropriation of Intellectual Property of others by or on behalf of the Company or the Subsidiary in the conduct of its business as it is or as it may in the future be conducted, in each case as such business or potential future business is described in the General Disclosure Package, that in each instance of subsections (i), (ii) or (iii) might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if the subject of a decision, ruling, finding, judgment, decree, order or settlement that is in whole or in part unfavorable to the Company or the Subsidiary. Except as disclosed in the General Disclosure Package or as limited by agreements disclosed in the General Disclosure Package, with respect to all patents, copyrights, trademarks and applications for any of the foregoing included in Company Intellectual Property, either the Company or the Subsidiary exclusively holds the first rights to enforce, protect and defend such Company Intellectual Property and to protect the subject matter thereof by bringing claims, demands, suits and actions and proceedings against others for any and all legal and equitable remedies by reason of past, present and future infringement of such Company Intellectual Property. Except as disclosed in the General Disclosure Package or agreements disclosed in the General Disclosure Package, no patent, copyright, trademark or application for any of the foregoing included in the Company Intellectual Property is currently the subject of or subject to any license or sublicense to a third party or the subject of or subject to any license, contract, agreement or understanding pursuant to which the Company is or may become obligated to transfer or grant to others any right, title or interest in or to any such Company Intellectual Property, except for such licenses, sublicenses, transfers and grants that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in Company Intellectual Property is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has occurred, is pending, has been made, or, to the knowledge of the Company, is threatened, that challenges the validity, enforceability, scope, use, or ownership of any right, title or interest in or to Company Intellectual Property. For all patent applications owned by the Company or the Subsidiary (collectively, “Company Patent Applications”), as well as all patent applications from which unexpired patents licensed to or owned by the Company or the Subsidiary (collectively, “Company Patents”) issued and for which the Company or the Subsidiary controlled or controls prosecution, there has been, to our knowledge, compliance with, for U.S. Company Patents and applications from which they issued and U.S. Company Patent Applications, any applicable PTO duty of candor and disclosure and, for Non-U.S. Company Patents and applications from which they issued and the non-U.S. Company Patent Applications, any applicable ex-U.S. duties, responsibilities or obligations similar or corresponding thereto. Each former and current employee and independent contractor of the Company and the Subsidiary has signed and delivered one or more written contracts with the Company or the Subsidiary pursuant to which such employee or independent contractor assigns to the Company or the Subsidiary all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how or information made, conceived, reduced to practice, authored or discovered in the course of employment by or performance of services for the Company or the Subsidiary and any and all patent rights, copyrights, trademark and other intellectual property rights therein or thereto.

             (w)        The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the AMEX, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the AMEX, subject to the AMEX’s review and approval of the Listing of Additional Shares Form. The Company is in compliance with all applicable AMEX continued listing requirements. Except as described in the General Disclosure Package, the Company has not received any notification that the Commission or the AMEX is contemplating terminating such registration or listing. The Company has taken all actions necessary to list the Offered Securities for quotation on the AMEX. The issuance and sale of the Offered Securities hereunder will not contravene the rules and regulations of the AMEX, and no approval of the stockholders of the Company will be required for the Company to issue and deliver the Offered Securities.

             (x)        The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

             (y)        The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will not distribute, any offering materials in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Prospectus or, subject to Section 8, any other materials permitted by the Act and the Rules and Regulations.

             (z)        Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Offered Securities on the AMEX in accordance with Regulation M under the Exchange Act.

             (aa)        The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where a failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

             (bb)        Except as set forth in the General Disclosure Package, (i) the Company and the Subsidiary are in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor the Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the General Disclosure Package; (iii) to the Company’s knowledge, neither the Company nor the Subsidiary is currently required to make future material capital expenditures to comply with Environmental Laws; and (iv) to the Company’s knowledge, no property that is owned, leased or occupied by the Company or the Subsidiary has been designated a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

             (cc)        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the General Disclosure Package.

             (dd)        To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers or directors or, to the Company’s knowledge, any of the Company’s 5% or greater security holders, except as set forth in the General Disclosure Package.

             (ee)        The Company has not sold or issued any shares of Common Stock during the six-month period preceding the Applicable Time, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued in a public offering pursuant to a valid and effective registration statement filed with the Commission or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or convertible securities. There are no registration rights with respect the Company’s securities that have not been complied with or properly waived in connection with the Registration Statement or the Prospectus.

             (ff)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company, its Subsidiaries or any of its officers or directors contained in the Registration Statement or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

             (gg)        All clinical studies conducted by or on behalf of the Company that are material to the Company are described in the General Disclosure Package. To the Company’s knowledge, the clinical studies conducted by or on behalf of the Company that are described in the General Disclosure Package or the results of which are referred to in the General Disclosure Package were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted. To the Company’ knowledge, the descriptions in the General Disclosure Package of the results of such studies are accurate and do not omit any material fact and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the General Disclosure Package. Except to the extent disclosed in the General Disclosure Package, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMEA”) or any other governmental agency or authority having jurisdiction over such preclinical or clinical studies (“Governmental Authority”) imposing, requiring or requesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the General Disclosure Package or the results of which are referred to in the General Disclosure Package.

             (hh)        Except to the extent disclosed in the General Disclosure Package, the Company has not received any written notices or statements from any Governmental Authority that (i) any new drug application or marketing authorization application for any product or potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable or (ii) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i) and (ii)where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (ii)        Except to the extent disclosed in the General Disclosure Package, to the Company’s knowledge, the preclinical and clinical testing, applications for marketing approval of, manufacture, distribution, promotion and sale of the products and potential products of the Company are in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-

compliance as would not individually or in the aggregate have a Material Adverse Effect. Except to the extent disclosed in the General Disclosure Package, the Company has not received notice of adverse finding, untitled letter, warning letter, clinical hold notice or other correspondence from the FDA or any non U.S. counterpart of any of the foregoing, or correspondence from any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation in any jurisdiction except where such non-compliance would not individually or in the aggregate have a Material Adverse Effect. Except to the extent disclosed in the General Disclosure Package, the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged product defect of any product or potential product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require or request such notice or action.

Except as described in the General Disclosure Package, the Company possesses all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect. Except as described in the General Disclosure Package, the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

             (jj)        The Company has caused certain executive officers listed on Schedule II hereto to furnish to the Underwriter, on or prior to the date of this Underwriting Agreement, a letter or letters, in the form as set forth on Annex A (the “Lock-up Agreements”). The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements currently in effect or effected hereby. The Company hereby represents and warrants that it will not release, prior to the expiration of the Lock-up Period, any of its officers from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

        The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 of this Underwriting Agreement, counsel for the Company and counsel for the Underwriter will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

    2.        Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $1.89 per share (the “Purchase Price”), the number of Offered Securities set forth opposite the name of the Underwriter in Schedule I annexed hereto. For the avoidance of doubt, the price to the public shall be $2.00 per share.

        The Company will deliver the Offered Securities to the account of the Underwriter against payment of the purchase price in cash by wire transfer of immediately available funds to an account or accounts of the Company, which accounts have been designated by the Company in writing at least one day prior to the Closing Date at the office of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (“Mintz Levin”), Chrysler Center, 666 Third Avenue, New York, NY 10017 at 7:00 a.m. Pacific Standard Time, on February 15, 2007, or at such other time not later than seven full business days thereafter as the Underwriter and the Company may mutually agree, such time being herein referred to as the “Closing Date.” The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and (i) will be made available for checking and packaging at the above office of Mintz Levin, at least 24 hours prior to the Closing Date or (ii) delivered through the facilities of the Depositary Trust Company (“DTC”) for the account of the Underwriter.

    3.        Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package.

    4.        Certain Agreements of the Company. The Company agrees with the Underwriter:

             (a)        to file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the date it is first used;

             (b)        (i) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of the process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities); and (ii) to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

             (c)        to make available to the Underwriter copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 a.m., New York time, on the second business day following the date of this Underwriting Agreement. All other documents shall be so furnished as soon as available;

             (d)        to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and not effect any such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Act would be) required in connection with the offer or sale of the Offered Securities, to file no such amendment or supplement to which the Underwriter shall object in writing;

             (e)        if necessary or appropriate, to file a registration statement pursuant to Rule

462(b) of the Act;

             (f)        (i) to the extent not publicly filed, to furnish to the Underwriter for a period of one (1) year from the date of this Underwriting Agreement copies of any reports or other communications which the Company shall send to its stockholders and (ii) such other information publicly disclosed by the Company as the Underwriter may reasonably request in writing regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available, or are requested in writing by the Underwriter;

             (g)        to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities is (or, but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act which would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Underwriter a copy of such proposed amendments or supplements before filing any such amendment or supplement with the Commission;

             (h)        to apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

             (i)        to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, each Statutory Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment); (ii) the registration, issuance, sale and delivery of the Offered Securities; (iii) the printing of this Underwriting Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment); (iv) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys to the Underwriter; (v) any listing of the Offered Securities on any securities exchange or qualification of the Offered Securities for quotation on the AMEX and any registration thereof under the Exchange Act; (vi) the review, if any, of the public offering of the Offered Securities by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter); (vii) the presentations or meetings undertaken in connection with the marketing of the offer and sale of the Offered Securities to prospective investors and the Underwriter’s sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in this Underwriting Agreement, the Underwriter shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriter;

             (j)        for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Act would be) required in connection with the offer or sale of the Offered Securities, to furnish to the Underwriter a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which the Underwriter reasonably objects;

             (k)        to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

             (l)        not to, for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the thirtieth (30th) day after the date of the Prospectus (the “Company Lock-Up Period”), without the prior written consent of the Underwriter, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Offered Securities hereunder; provided that nothing in this Underwriting Agreement shall prevent the Company’s issuance of (i) equity securities under the Company’s currently authorized equity incentive plans, including its employee stock purchase plan, or upon exercise of outstanding equity awards, (ii) securities issued or sold in connection with any corporate strategic development or similar transaction, (iii) any merger or acquisition transaction approved by the Company’s board of directors or (iv) securities issued upon the conversion of convertible securities outstanding on the date hereof. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or material news or a material event relating to the Company occurs, during the last 17 days of the Company Lock-Up Period, or (ii) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Company Lock-Up Period, the restriction imposed hereby shall continue to apply until the expiration of the 18-

day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the NASD; or (ii) within the 3 business days preceding the 15th calendar day before the last day of the Company Lock-Up Period, the Company delivers to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD;

             (m)        to file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the Rules and Regulations subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is(or, but for the exemption in Rule 172 under the Act would be) required in connection with the offering or sale of the Offered Securities, and to promptly notify the Underwriter of such filing;

             (n)        if, at the time this Underwriting Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or an additional registration statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment or additional registration statement to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment or additional registration statement has become effective; and

             (o)        to use all commercially reasonable efforts to maintain the quotation of the Offered Securities on the AMEX and to file with the AMEX all documents and notices required by the AMEX of companies that have securities traded in the over-the-counter market and quotations for which are reported by the AMEX.

    5.        Reimbursement of Underwriter’s Expenses. If the Offered Securities are not delivered for any reason other than the termination of this Underwriting Agreement pursuant to the second paragraph of Section 7 hereof or the default by the Underwriter in their obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(j) hereof, to reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

    6.        Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

             (a)        The Underwriter shall have received, on the date hereof and on the Closing Date, a comfort letter dated as of the date of this Underwriting Agreement and as of the Closing Date addressed to the Underwriter, in form and substance satisfactory to the Underwriter, from KPMG LLP confirming that they are independent registered public accountants within the meaning of the Act and the related published Rules and Regulations, and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

             (b)        The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Underwriting Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

             (c)        Between the time of execution of this Underwriting Agreement and the Closing Date, (i) no change, development or event shall have occurred or become known to the Company, that might be reasonably expected to result in a Material Adverse Effect (other than as specifically described in the General Disclosure Package) and (ii) no transaction which is material to the Company shall have been entered into by the Company, except as required or permitted by this Underwriting Agreement.

             (d)        The Underwriter shall have received, on the Closing Date, an opinion of Mintz Levin, counsel for the Company, addressed to the Underwriter, dated as of the Closing Date and in a form reasonably satisfactory to Latham & Watkins LLP, counsel for the Underwriter, which opinion shall be in substantially the form attached hereto as Annex B.

             (e)        The Underwriter shall have received, on the Closing Date, the opinion of Stephen A. Slusher, Executive Director, Legal & Intellectual Property Affairs, the Company, addressed to the Underwriter, dated as of the Closing Date and in a form reasonably satisfactory to Latham & Watkins LLP, counsel for the Underwriter, which opinion shall be in substantially the form attached hereto as Annex C.

             (f)        The Underwriter shall have received, on the Closing Date, the opinion of Latham & Watkins, LLP, counsel for the Underwriter, dated as of the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

             (g)        The Underwriter shall have received, on the Closing Date, a certificate of the Company’s (i) President and Chief Executive Officer and (ii) Chief Financial Officer and Executive Vice President — Operations, dated as of the Closing Date, in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects (if not qualified by materiality or by a reference to a Material Adverse Effect) and in all respects (if qualified by materiality or by reference to a Material Adverse Effect) as of the dates on which the representations and warranties were made; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the respective date of the Company’s most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect, nor any change, development or event that might be reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated by the General Disclosure Package.

             (h)        The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request (including certificates of officers of the Company), as to the accuracy and completeness of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

             (i)        The Company shall have obtained and delivered to the Underwriter the Lock-up Agreements referred to in Section 1(ii) hereof.

             (j)        The Company shall have filed a Listing of Additional Shares Form with the AMEX and shall have received written approval for the listing of the Offered Securities on the AMEX.

    7.        Effective Date of Underwriting Agreement; Termination. This Underwriting Agreement shall become effective when the parties hereto have executed and delivered this Underwriting Agreement.

        The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter if (x) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the General Disclosure Package, there has been any material adverse change, or any development reasonably likely to result in a material adverse change, in the business, assets, properties, financial condition or results of operations of the Company which would, in the judgment of the Underwriter, make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus or (y) at any time prior to the Closing Date, (i) trading in securities on the New York Stock Exchange, the Nasdaq Global Market or the AMEX shall have been generally suspended or material limitations or minimum prices shall have been established on the New York Stock Exchange, the Nasdaq Global Market or the AMEX, (ii) a general moratorium on commercial banking activities shall have been declared by either the federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

        If the Underwriter elect to terminate this Underwriting Agreement as provided in this Section 7, the Company shall be notified promptly by the Underwriter.

        If the sale to the Underwriter of the Offered Securities, as contemplated by this Underwriting Agreement, is not carried out by the Underwriter for any reason permitted under this Underwriting Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Underwriting Agreement, the Company shall not be under any obligation or liability under this Underwriting Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Underwriting Agreement (except to the extent provided in Section 9 hereof).

    8.        Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represent and agree that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433, as applicable to any Permitted Free Writing Prospectus, including timely Commission filings where required, legending and record keeping.

    9.        Indemnification and Contribution.

             (a)        The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto or any related preliminary prospectus (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 11), or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim in clauses (i) or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 11.

             (b)        The Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Statutory Prospectus at the Applicable Time or such Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or necessary to make such information not misleading; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Offered Securities to be purchased by the Underwriter hereunder.

             (c)        Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action in respect of which indemnity could be sought under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent (but only to the extent) such indemnifying party is prejudiced thereby. In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party for separate counsel retained by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the other indemnified parties which are inconsistent with those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Any such separate counsel for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, and any such separate counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

             (d)        If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as reflected on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (e)        The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have.

             (f)        The indemnity and contribution agreements, including, without limitation, with respect to the payment of expenses, contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act, Section 20 of the Exchange Act, and shall survive the termination of this Underwriting Agreement or the issuance and delivery of the Offered Securities. The Company and the Underwriter agree promptly to notify each other in writing of the commencing of any action in respect of indemnity against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Offered Securities, or in connection with the General Disclosure Package.

    10.        Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, hand-delivered, sent via electronic mail (and confirmed by letter) or facsimile (and confirmed by letter) to the Underwriter c/o Pacific Growth Equities, LLC, One Bush Street, Suite 1700, San Francisco, California, 94104, facsimile number (415) 274-6849, Attention: Howard Bernstein, Director of Compliance, with a copy to Alan C. Mendelson, Esq., Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94022 facsimile number (650) 328-4600; if sent to the Company, such notice shall be mailed, hand-delivered, sent via electronic mail (and confirmed by letter) or facsimile (and confirmed by letter) to Palatin Technologies, Inc., 4-C Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, NJ 08512, facsimile number, (609) 495-2202, electronic mail address, sslusher@palatin.com, Attention: Stephen A. Slusher, Executive Director, Legal & Intellectual Property Affairs, with a copy to Faith Charles, Esq. and Todd E. Mason, Esq., Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY 10017, facsimile number (212) 983-3115.

    11.        Information Furnished by the Underwriter. The statements set forth in the text on the cover page of the Prospectus concerning delivery of the Offered Securities and the following sections of the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 9 hereof: the information in the tenth paragraph under the caption “Underwriting,” the information in the last sentence of the twelfth paragraph under the caption “Underwriting” and the information in the thirteenth paragraph under the caption “Underwriting.”

    12.        No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges that in connection with the offering of the Offered Securities: (a) the Underwriter has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (b) the Underwriter owes the Company only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriter may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

    13.        Parties at Interest. This Underwriting Agreement has been and is made solely for the benefit of the Underwriter, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Underwriting Agreement.

    14.        Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

    15.        Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor assign of any substantial portion of the Company’s or any of the Underwriter’ business and/or assets.

    16.        Entire Agreement. This Underwriting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

    17.        Amendments. This Underwriting Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

    18.        Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

    19.        Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

[Signature Page Follows]

        If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

        Very truly yours,

PALATIN TECHNOLOGIES, INC.
By:
Name: Stephen T. Wills Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date
first above written:

PACIFIC GROWTH EQUITIES, LLC

By:
        Name:
        Title:

Schedule I

Number of Offered Securities

Underwriter	Number of Offered Securities
Pacific Growth Equities, LLC	13,750,000

Total:

Schedule II

Schedule of Lock-Up Agreements

Carl Spana, Ph.D.Trevor
Hallam, Ph.D.Stephen
T. Wills

Schedule III

General Use Issuer Free Writing Prospectuses

None.

ANNEX A

Form of Lock-up Agreement

ANNEX B

Form of Opinion of Company Counsel

1.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package.

2.	The Company is duly qualified and is in good standing as a foreign corporation authorized to do business as a foreign corporation in the State of New Jersey.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.

The Shares have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriter in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares being issued and sold by the Company is free of statutory and, to our knowledge, contractual preemptive rights.

5.

The Company has authorized and issued capital stock as set forth in the Registration Statement and the General Disclosure Package, and the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

6.

The statements set forth under the caption “Description of Capital Stock” in the Registration Statement and the General Disclosure Package, insofar as such statements purport to summarize certain provisions of the Restated Certificate of Incorporation and By-laws of the Company, conform in all material respects to the description thereof contained in the Registration Statement and the General Disclosure Package.

7.

No consent, authorization, approval or order of or filing or qualification with any United States federal or New York or Delaware government authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, other than such as have previously been obtained, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act; provided, however, that we express no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriter thereof, and (b) the approval by the NASD of the terms and conditions of the Underwriting Agreement.

8.

The execution, delivery and performance of the Underwriting Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) result in any breach of, or constitute a default under (nor constitute any event that, with notice, lapse of time or both, would result in any breach of or default under), or conflict with any provision of the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any agreement or instrument filed as an exhibit to the Registration Statement, nor (ii) violate the Delaware Law, or any U.S. federal or New York state law, rule or regulation (other than state securities or blue sky laws as to which we express no opinion) nor, (iii) to our knowledge, violate any decree, judgment or order of any court.

9.

To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the General Disclosure Package, which have not been so filed, summarized, or described as required.

10.

To our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened in writing to which the Company or the Subsidiary are subject, or by which any of their respective properties are bound, before or by any federal or state governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the General Disclosure Package, and which are not so described as required.

11.

The Company is not and, after giving effect to the offering and sale of the Shares, and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

12.

We have read the statements in or incorporated into the Statutory Prospectus at the Applicable Time and the Prospectus under the caption “Description of Capital Stock,” and Items 14 and 15 of Part II of the Registration Statement, and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, such statements appear to be accurate in all material respects and fairly present the information purported to be shown.

13.

To our knowledge, except as described in the General Disclosure Package, no person is entitled to require the Company to register shares of capital stock or other securities of the Company under the Securities Act in connection with the offering contemplated by the Registration Statement, as of the Effective Date.

14.

The Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

15.	The Company’s Common Stock has been registered pursuant to Section 12(g) of the Exchange Act and the rules and regulations thereunder.

16.

The Registration Statement, as of the Effective Date, the Statutory Prospectus at the Applicable Time and the Prospectus as of its date (except for the financial statements, including the notes and schedules thereto, other financial and accounting data and information and statistical data derived from the financial statements included therein or omitted therefrom, as to which we express no view) comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

17.

The statements set forth in the Company’s Form 10-K for the year ended June 30, 2006 under the captions “Business ¯ Governmental Regulation” and “Risk Factors ¯ The regulatory approval process is lengthy, expensive and uncertain, and may prevent us from obtaining the approvals we require” insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions, and such statements summarize the provisions of the FFDCA that are material to the Company’s business.

In addition to the foregoing opinions, we advise you that we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and their counsel, and representatives of the independent public accountants of the Company, at which conferences the contents of the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus were discussed. Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus and any amendments or supplements thereto (except as and to the extent set forth in paragraphs 6, 12 and 17 above), on the basis of the foregoing and the information disclosed to us, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, we confirm to you that no fact has come to our attention that has led us to believe that (i) the Registration Statement relating to the Shares, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, schedules, notes or other financial, statistical and accounting data included in the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus).

ANNEX C

Form of Opinion of Stephen A. Slusher

1.

The Company and the Subsidiary own, possess or have adequate rights to use the patents and patent applications, inventions, technology and know-how (the “Intellectual Property”), subject to the risk factor in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 entitled “Patents and Proprietary Information,” reasonably necessary to conduct the business now operated by it and the business proposed to be conducted by it in the manner described in the Registration Statement on Form S-3 (Reg. No. 333-134214) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as of the date thereof (including information incorporated into the Registration Statement by reference or deemed to be part of such Registration Statement pursuant to Rule 430A of the Rules and Regulations under the Securities Act, the “Registration Statement”), the General Disclosure Package and the final prospectus dated February 13, 2007 filed with the Commission on February 13, 2007 pursuant to Rule 424(b) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b), the “Prospectus”) (the “Company Intellectual Property”), except to the extent that the failure to own or possess or have adequate rights to use such Company Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiary taken as a whole;

2.

Other than as set forth or contemplated in the Registration Statement and the General Disclosure Package, neither the Company nor the Subsidiary has received any notice of infringement of, and I have no knowledge of any such infringement of, asserted rights of a third party with respect to the Company Intellectual Property except as would not, individually or in the aggregate, have a material adverse effect on and the Company and the Subsidiary taken as a whole;

3.

Other than as set forth or contemplated in the Registration Statement and the General Disclosure Package or as would not have a material adverse effect on the Company and the Subsidiary taken as a whole, to my knowledge, the conduct of the current and future business of the Company or the Subsidiary in the manner described in the Registration Statement and the General Disclosure Package does not and will not infringe any valid claim in an issued patent or any trade secret right of any third party;

4.

To my knowledge, all information material to patentability has been disclosed, or will be disclosed in a timely manner to the U.S. Patent and Trademark Office or similar foreign authority during the prosecution of the Company’s patents and patent applications and no misrepresentation was made to, or material fact withheld from, the U.S. Patent and Trademark Office or similar foreign authority during such prosecution;

5.

To my knowledge, the statements relating to legal matters, documents and proceedings included in the Statutory Prospectus at the Applicable Time and the Prospectus under the captions “Business ¯ Patents and Proprietary Information,” “Risk Factors ¯ If we fail to adequately protect or enforce our intellectual property rights or secure rights to patent of others, the value of our intellectual property rights would diminish” and “Risk Factors ¯ If we are unable to keep our trade secrets confidential, our technologies and other proprietary information may be used by others to compete against us” fairly summarize in all material respects such matters, documents or proceedings; and

6.

To my knowledge, (i) the Company’s patents are valid and enforceable and are entitled to a statutory presumption of validity and of ownership by the assignee, (ii) there are no asserted or unasserted claims of any person relating to the scope or ownership of any of the Company’s patents, and (iii) there are no liens which have been filed against any of the Company’s patents.

        No fact has come to my attention that has led me to believe that, with regard to Intellectual Property matters, (i) the Registration Statement relating to the Shares, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.